AllMicro, Inc.

EMPLOYMENT AGREEMENT


          This Employment Agreement (the "Agreement"), effective the date indicated on the signature page hereto (the "Effective Date"), is entered into by and between AllMicro, Inc., a Florida corporation ("AllMicro") and Michael Kaplan, an individual residing in Florida (the "Employee").

                       W I T N E S S E T H:

          WHEREAS, Employee is presently employed by AllMicro in the capacity specified in Exhibit A;

          WHEREAS, effective upon the consummation of the merger (the "Merger") of AllMicro Acquisition Corporation with and into AllMicro, AllMicro will become a wholly owned subsidiary of The ForeFront Group, Inc., a Delaware corporation ("ForeFront");

          WHEREAS, following the Merger AllMicro wishes to employ the Employee to perform certain duties on its behalf on the terms and conditions, and for the consideration, hereafter set forth, and the Employee wishes to accept such employment and perform such duties on such terms and conditions and for such consideration;

          NOW, THEREFORE, in consideration of the mutual promises, covenants and obligations contained herein, the Employee and AllMicro do hereby agree as follows:

          1. EMPLOYMENT, DUTIES and TERMINATION. Employee is hereby employed by AllMicro for the initial period indicated on Exhibit A hereto, effective upon the closing of the Merger. After the expiration of the initial period indicated on Exhibit A, the Employee's employment hereunder shall continue but either party may terminate this Agreement, with or without cause, on two (2) weeks' notice delivered to the other (except upon a termination "for cause" as set out below, which shall require only the notification as hereafter indicated). Employee shall be employed initially for the position, and generally to perform such duties, as are set forth on Exhibit A hereto, which may change at the direction of AllMicro in its sole determination. While employed by AllMicro, Employee agrees to devote Employee's full productive efforts to the business of AllMicro. Employee may have no other sources of active employment while employed by AllMicro. Employee shall initially report to the person indicated on Exhibit A. Employee's employment may be terminated by AllMicro at any time if the Employee: (i) is convicted of or pleads nolo contendere to a felony offense or a crime of moral turpitude; (ii) materially breaches this Agreement and fails to cure such breach within thirty (30) days of notice of such breach by AllMicro; (iii) engages in willful misconduct, gross neglect of Employee's duties, or an activity which constitutes a material conflict of interest with Employee's job; or (iv) has materially misrepresented Employee's skills,

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past employment, education, or any other matter discussed between
AllMicro and Employee prior to commencement of employment hereunder, including without limitation, information supplied to AllMicro by the Employee in Employee's employment application. In such cases, Employee will receive only Employee's compensation to date of termination. Employee understands and agrees that this Agreement and Employee's status as an employee of AllMicro creates a fiduciary duty which the Employee owes to AllMicro, which duty the Employee promises to fulfill.

          2.   COMPENSATION.

          2.1 Salary. In consideration of the performance of duties hereunder, AllMicro agrees to (i) pay the Employee a monthly salary as indicated on Exhibit A, and (ii) grant Employee a non-qualified stock option for the number of shares as is set out on Exhibit A hereto, exercisable at a per share price equal to $12.375 and which vest and are exercisable at a rate equal to 1/24 of the total amount thereof for each month that Employee performs services to Forefront after the date hereof. Notwithstanding the above, in the event that Employee is terminated without cause by ForeFront or AllMicro prior to the expiration of the initial term, vesting of options shall continue after the Effective Date. AllMicro may withhold from any amounts payable under this Agreement, all federal, state, city or other taxes as may be required pursuant to any law or governmental regulation or ruling or AllMicro's policy.

          2.2 Benefits. The Employee will also receive other benefits from time to time normally provided to employees of AllMicro, although there shall be no obligation to commence any benefit plan, or to continue any plan once commenced.

          2.3 Reimbursement. While employed hereunder, AllMicro agrees to reimburse the Employee for all reasonable and necessary business expenses in accordance with AllMicro's expense reimbursement policy, which expenses have been approved in advance.

          3.   PROPRIETARY RELATIONSHIP.

          3.1 Disclosure of Confidential Information. No Confidential Information or anything directly related to it shall be used by the Employee for the benefit of the Employee or any third party, nor shall such Confidential Information be disclosed to a third party, without the prior written consent of AllMicro, except as may be necessary in the ordinary cause of performing the Employee's duties for AllMicro and only for the benefit of AllMicro. "Confidential Information" shall mean all of: (a) information pertaining to the design and development of all commercial products of AllMicro that is not generally known within the industry in which AllMicro or any of its affiliates is engaged and that is disclosed to, learned by or developed by the Employee in the performance of his duties during Employee's employment by AllMicro; (b) AllMicro's customer lists, sales data, pricing formulas, marketing strategies, and other proprietary information acquired by Employee in the performance of employment duties hereunder; and (c) anything which would be considered "confidential" under Florida law.

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          3.2  Exemption.  Confidential Information shall not
include information that:

               (a) at the time of its disclosure, is publicly available through no fault of the Employee;

               (b) at the time of its disclosure, is, without fault of the receiving party, part of the public domain;

               (c) subsequent to its disclosure hereunder, is obtained by the Employee from a third party not subject to a contractual or fiduciary obligation for confidentiality to the disclosing party; or

               (d) is required to be disclosed under court or governmental order, rule or regulation.

          3.3 Return of Data. In the event of the termination of employment of the Employee for any reason, the Employee will deliver to AllMicro all documents, notebooks, designs, specifications, customer lists, drawings, software, manuals, reports, plans and other data of any nature containing Confidential Information or relating to the business of AllMicro, and the Employee will not deliver to anyone else any of such documents or data or any reproduction of such documents or data containing Confidential Information or relating to the business of AllMicro.

          3.4 Disclosure and Assignment of Inventions. The Employee agrees to make prompt and complete disclosure to AllMicro of every Invention. "Inventions" shall mean all improvements, discoveries, inventions, whether patentable or not, copyrightable works, copyrights, trade secrets, formulae, processes, techniques, and other developments and advances which are related to or useful in the actual or anticipated business of AllMicro and that are developed, conceived or reduced to practice or learned by the Employee, either alone or jointly with others, during Employee's employment by AllMicro or result from tasks assigned to the Employee by AllMicro or result from use of premises or equipment owned, leased, or contracted for by AllMicro. The Employee agrees that AllMicro shall have sole ownership rights to all Inventions and agrees to cooperate fully, at no expense to the Employee, with AllMicro to secure and defend AllMicro's said ownership rights.
The Employee hereby assigns to AllMicro any rights the Employee may acquire in any such Inventions.

          3.5 No Conflict. The Employee represents and warrants that: (a) as a matter of record, the Employee has identified on Exhibit B attached hereto all inventions or improvements relevant to the subject matter of Employee's employment by AllMicro which have been made or conceived or first reduced to practice by the Employee alone or jointly with others prior to Employee's engagement by AllMicro, which the Employee desires to remove from the operation of this Agreement; and the employee covenants that such list is complete. If there is no such list on Exhibit B, the Employee represents that the Employee has made no such inventions and improvements at the time of signing this Agreement;

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               (b) performance of all the terms of this Agreement
     by the Employee and as an employee of AllMicro does not and, to the best of the Employee's present knowledge and belief, will not breach any agreement or duty to keep in confidence proprietary information acquired by the Employee in confidence or in trust prior to the Employee's employment by AllMicro. The Employee has not entered into, and will not enter into, any agreement either written or oral in conflict herewith.
     The Employee is not at the present time restricted from being employed by AllMicro or entering into this Agreement;

               (c) as part of the consideration for the offer of employment extended to the Employee by AllMicro and of the Employee's employment or continued employment by AllMicro, the Employee has not brought and will not bring with the Employee to AllMicro or use in the performance of the Employee's responsibilities at AllMicro any materials or documents of a former employer which are not generally available to the public, unless the Employee has obtained written authorization from the former employer for their possession and use; and

               (d) in the Employee's employment with AllMicro, the Employee is not to breach any obligation of confidentiality or duty that the Employee has to former employers and the Employee agrees that all such obligations during the Employee's employment with AllMicro shall be fulfilled.

          4.   NON-SOLICITATION.

          4.1  Non-Solicitation.    In consideration of employment
or continued employment as the case may be, and the compensation received by the Employee from AllMicro while employed by AllMicro, the Employee hereby further agrees that Employee will not, during the period Employee is employed by AllMicro, and until the expiration of the earlier to occur of the third anniversary of the Closing of the Reorganization Agreement and 12 months after the termination of the Employee's employment with ForeFront or AllMicro, (i) solicit, for himself or others, any person or entity that is or was a customer of AllMicro while Employee was employed by AllMicro, for any purpose or activity that is directly competitive with the business of AllMicro, or solicit the employment or services of any person who is employed full-time by AllMicro or (ii) solicit, recruit or hire, or assist any person, firm, corporation, association or other entity in the solicitation, recruitment or hiring of, any person then engaged by AllMicro as an employee, officer, director or consultant, or so engaged by AllMicro within the then prior six (6) months.

          4.2 Severability of Provisions. The Employee hereby acknowledges and agrees that the scope of the foregoing covenants are reasonable and necessary to protect the interests of AllMicro. While the restrictions set forth in this Article 4 are considered by the parties to be reasonable in all circumstances, it is recognized that restrictions of the nature in question may fail for technical reasons unforeseen, and accordingly it is hereby agreed that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the

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protection of AllMicro or for any other reason but would be valid if part of the wording thereof were deleted or the periods (if any) thereof reduced or the range of activities or area dealt with thereby reduced in scope, such restrictions shall apply with such modifications as may be necessary to make them valid and effective and such provisions shall be modified accordingly.

          5.   MISCELLANEOUS.

          5.1 Notice. For purposes of this Agreement, notices and all other communications provided for or permitted herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

               If to AllMicro:

                    AllMicro, Inc.
                    c/o The ForeFront Group, Inc.
                    1330 Post Oak Boulevard, Suite 1300
                    Houston, Texas 77056
                    Attn: The President

               If to the Employee, at the address identified on the signature page hereof, or to such other address as either party may furnish to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

          5.2 Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida. AllMicro and the Employee agree that personal jurisdiction and venue shall be proper with the state or federal courts situated in Pinellas County, Florida, to hear disputes arising under this Agreement.

          5.3 No Waiver. No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

          5.4 Severability. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Further, such provisions shall be reformed and construed to the extent permitted by law so that it would be valid, legal and enforceable to the maximum extent possible.

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          5.5  Counterparts.  This Agreement may be executed in
counterparts, each of which shall be deemed to be an original, but both of which together will constitute one and the same Agreement.

          5.6 Headings. The article and section headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.

          5.7 Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representation, inducement, promise or agreement, oral or written, has been made by either party, or by anyone acting on behalf of either party, that is not embodied herein, and that no agreement, statement or promise relating to the subject matter hereof that is not contained in this Agreement hereto shall be valid or binding. All of the foregoing notwithstanding, any and all information contained in Employee's employment application, or represented to AllMicro by Employee either verbally or in writing, concerning Employee, including without limitation Employee's past or present employment, skills, education, and other such matters, are deemed to be material representations to AllMicro, and are incorporated herein by reference and made a part hereof for all purposes.

          5.8 Amendments. No amendment or modification to this Agreement will be effective unless it is in writing and signed by duly authorized representatives of both parties.

          5.9 Further Assurances. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

          5.10 Survival. The provisions of Articles 3 and 4 herein shall survive any termination of this Agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of July 22, 1996 (the
"Effective Date").

AllMicro, Inc.                   Employee:

By:    /s/ David Sikora          By:      /s/ Micheal Kaplan

Name:  David Sikora              Name:   Michael Kaplan

Title:  Chairman                 Address: P.O. Box 10091
                                         Clearwater, FL 34617

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                            EXHIBIT A

Employee:  Michael Kaplan

Position:  President, AllMicro, Inc.

Reports to:     David Sikora

Duties:    Direct Sales Management


Initial period of Employment:       2 years

Gross Monthly Salary:         $  20,833


Options:                       shares


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                            Exhibit B


          1. The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by AllMicro, Inc. (the "Company") which have been made or conceived or first conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

--------  No inventions or improvements

--------  See below

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--------  Additional sheets attached

          2. I propose to bring to my employment the following materials and documents of a former employer which are not generally available to the public, which materials and documents may be used in my employment:

--------  No materials

--------  See below

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--------  Additional sheets attached

          The signature below confirms that my continued possession and use of these materials is authorized.



                                    /s/ Michael Kaplan
                                    Name:     Michael Kaplan


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